                         STOCK TRANSFER AGENCY AGREEMENT

     AGREEMENT, made as of December 6, 2004, by and between BLACKROCK GLOBAL
ENERGY AND RESOURCES Trust, a statutory trust formed and existing under the laws of the State of Delaware (hereinafter referred to as the "Customer"), and THE
BANK OF NEW YORK, a New York trust company (hereinafter referred to as the
"Bank").

                              W I T N E S S E T H:

     That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     1. "Business Day" shall be deemed to be each day on which the Bank is open for business.

     2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Bank by the
Customer which is signed by any Officer, as hereinafter defined, and actually received by the Bank.

     3. "Officer" shall be deemed to be the Customer's Chairman, Chief Executive
Officer, President, any Vice President, the Secretary, the Treasurer, the
Controller, any Assistant Treasurer, and any Assistant Secretary duly authorized by the Board of Trustees of the Customer to execute any Certificate, instruction, notice or other instrument on behalf of the Customer and named in a
Certificate, as such Certificate may be amended from time to time.

     4. "Shares" shall mean all or any part of each class of the shares of beneficial interest of the Customer which from time to time are authorized and/or issued by the Customer and identified in a Certificate of the Secretary of the Customer under corporate seal, as such Certificate may be amended from time to time, with respect to which the Bank is to act hereunder.

                                   ARTICLE II
                               APPOINTMENT OF BANK
                               -------------------

     1. The Customer hereby constitutes and appoints the Bank as its agent to perform the services described herein and as more particularly described in
Schedule I attached hereto (the "Services"), and the Bank hereby accepts appointment as such agent and agrees to perform the Services in accordance with the term hereinafter set forth.

     2. In connection with such appointment, the Customer shall deliver the following documents to the Bank:

     (a)  A certified copy of its Certificate of Trust, Declaration of Trust or other document evidencing the Customer's form of organization (the
          "Charter") and all amendments thereto;

     (b)  A certified copy of the By-Laws of the Customer;

     (c)  A certified copy of a resolution of the Board of Trustees of the
          Customer appointing the Bank to perform the Services and authorizing the execution and delivery of this Agreement;

     (d)  A Certificate signed by the Secretary of the Customer specifying: the number of authorized Shares, the number of such authorized Shares issued and currently outstanding, and the names and specimen signatures of all persons duly authorized by the Board of Trustees of the Customer to execute any Certificate on behalf of the Customer, as such Certificate may be amended from time to time;

     (e)  A Specimen Share certificate for each class of Shares in the form approved by the Board of Trustees of the Customer, together with a
          Certificate signed by the Secretary of the Customer as to such approval and covenanting to supply a new such Certificate and specimen whenever such form shall change;

     (f)  An executed copy of the opinion of counsel for the Customer, delivered to Customer's underwriter with respect to the offering of Shares, it being agreed that the opinion need not be addressed to the Bank nor subject to any reliance letter addressed to the Bank; and

     (g)  A list of the name, address, social security or taxpayer identification number of each Shareholder, number of Shares owned, certificate numbers, and whether any "stops" have been placed.

     3. The Customer shall furnish the Bank with a sufficient supply of blank
Share certificates and from time to time will renew such supply upon request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or a facsimile thereof.

                                   ARTICLE III
                      AUTHORIZATION AND ISSUANCE OF SHARES
                      ------------------------------------

     1. The Customer shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

     (a)  A certified copy of the resolutions of the Board of Trustees of the
          Customer giving effect to such increase, decrease or change;

                                      -2-

     (b)  An executed copy of the opinion of counsel for the Customer, delivered to Customer's underwriter with respect to the offering of Shares, it being agreed that the opinion need not be addressed to the Bank nor subject to any reliance letter addressed to the Bank; and

     (c)  In the case of an increase, if the appointment of the Bank was theretofore expressly limited, a certified copy of a resolution of the
          Board of Trustees of the Customer increasing the authority of the
          Bank.

     2. Prior to the issuance of any additional Shares pursuant to dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Customer shall deliver the following documents to the Bank:

     (a)  A certified copy of the resolutions adopted by the Board of Trustees and/or the shareholders of the Customer authorizing such issuance of additional Shares of the Customer or such reduction, as the case may be; and

     (b)  A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be.

                                   ARTICLE IV
                     RECAPITALIZATION OR CAPITAL ADJUSTMENT
                     --------------------------------------

     1. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the
Bank will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

     (a)  A Certificate authorizing the issuance of Share certificates in the new form;

     (b)  A certified copy of any amendment to the Charter with respect to the change;

     (c)  Specimen Share certificates for each class of Shares in the new form approved by the Board of Trustees of the Customer, with a Certificate signed by the Secretary of the Customer as to such approval; and

     (d)  A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance of the Shares in the new form.

     2. The Customer shall furnish the Bank with a sufficient supply of blank
Share certificates in the new form, and from time to time will replenish such supply upon the request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the Customer's Declaration of Trust or By-Laws to sign
Share certificates and, if required, shall bear the corporate seal or a facsimile thereof.

                                      -3-

                                    ARTICLE V
                         ISSUANCE AND TRANSFER OF SHARES
                         -------------------------------

     The Bank will issue and transfer Shares in certificated form as follows:

     (a)  The Bank will issue Share certificates upon receipt of a Certificate from an Officer, but shall not be required to issue Share certificates after it has received from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Bank shall be entitled to rely upon such written notification. The Bank shall not be responsible for the payment of any original issue or other taxes required to be paid by the Customer in connection with the issuance of any Shares.

     (b)  Shares will be transferred upon presentation to the Bank of Share certificates in form deemed by the Bank properly endorsed for transfer, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Customer, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on Share certificates are valid and genuine, and for that purpose it may require, unless otherwise instructed by an
          Officer of the Customer, a guaranty of signature by an "eligible guarantor institution" meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the
          Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of
          Fiduciary Security Transfers or the Uniform Commercial Code, as the
          same may be amended from time to time, applicable to the transfer of securities, and the Customer shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

     (c)  All certificates representing Shares that are subject to restrictions on transfer (e.g., securities acquired pursuant to an investment representation, securities held by controlling persons, securities subject to stockholders' agreement, etc.), shall be stamped with a legend describing the extent and conditions of the restrictions or referring to the source of such restrictions. The Bank assumes no responsibility

                                      -4-

          with respect to the transfer of restricted securities where counsel for the Customer advises that such transfer may be properly effected.

                                   ARTICLE VI
                           DIVIDENDS AND DISTRIBUTIONS
                           ---------------------------

     1. The Customer shall furnish to the Bank a copy of a resolution of its
Board of Trustees or committee thereof, certified by the Secretary or any
Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Bank on such payment date, or (ii) authorizing the declaration of dividends and distributions on a periodic basis and authorizing the Bank to rely on a
Certificate setting forth the information described in subsection (i) of this paragraph.

     2. Prior to the payment date specified in such Certificate or resolution, as the case may be, the Customer shall, in the case of a cash dividend or distribution, deposit with the Bank an amount of cash, sufficient for the Bank to make the payment, specified in such Certificate or resolution, to the shareholders of record as of such payment date. The Bank will, upon receipt of any such cash, (i) in the case of shareholders who are participants in a dividend reinvestment and/or cash purchase plan of the Customer, reinvest such cash dividends or distributions in accordance with the terms of such plan, and
(ii) in the case of shareholders who are not participants in any such plan, make payment of such cash dividends or distributions to the shareholders of record as of the record date by mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address. The Bank shall not be liable for any improper payment made in accordance with a Certificate or resolution described in the preceding paragraph. If the Bank shall not receive sufficient cash prior to the payment date to make payments of any cash dividend or distribution pursuant to subsections (i) and (ii) above to all shareholders of the Customer as of the record date, the Bank shall, upon notifying the Customer, withhold payment to all shareholders of the Customer as of the record date until sufficient cash is provided to the Bank.

     3. It is understood that the Bank shall in no way be responsible for the determination of the rate or form of dividends or distributions due to the shareholders.

     4. It is understood that the Bank shall file such appropriate information returns concerning the payment of dividends and distributions with the proper federal, state and local authorities as are required by law to be filed by the
Customer but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required of it by applicable law.

                                      -5-

                                   ARTICLE VII
                             CONCERNING THE CUSTOMER
                             -----------------------

     1. The Customer shall promptly deliver to the Bank written notice of any change in the Officers authorized to sign Share certificates, Certificates, notifications or requests, together with a specimen signature of each new
Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Bank may issue such Share certificates as the Share certificates of the Customer notwithstanding such death, resignation or removal, and the Customer shall promptly deliver to the Bank such approvals, adoptions or ratifications as may be required by law.

     2. Each copy of the Certificate of Trust of the Customer and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of formation, and if such Certificate of
Trust and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Bank. Each copy of the Declaration of Trust and By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Customer, shall be certified by the Secretary or an Assistant Secretary of the Customer under the corporate seal.

     3. Customer hereby represents and warrants:

     (a)  It is a statutory trust duly formed and validly existing under the laws of Delaware.

     (b)  This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of
          Customer. The execution, delivery and performance of this Agreement by
          Customer do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and are in full force and effect.

                                  ARTICLE VIII
                               CONCERNING THE BANK
                               -------------------

     1. The Bank shall not be liable and shall be fully protected in acting upon any oral instruction, writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of a Certificate from an Officer of the Customer. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the duly authorized Officer or Officers of the Customer and contain the proper countersignature of the Bank.

     2. The Bank may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates as it may deem advisable and consistent with such rules and regulations generally adopted by bank transfer agents.

                                      -6-

     3. The Bank may keep such records as it deems advisable but not inconsistent with resolutions adopted by the Board of Trustees of the Customer.
The Bank may deliver to the Customer from time to time at its discretion, for safekeeping or disposition by the Customer in accordance with law, such records, papers, Share certificates which have been cancelled in transfer or exchange and other documents accumulated in the execution of its duties hereunder as the Bank may deem expedient, other than those which the Bank is itself required to maintain pursuant to applicable laws and regulations, and the Customer shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate or other document so returned, if and when required. The records maintained by the Bank pursuant to this paragraph which have not been previously delivered to the Customer pursuant to the foregoing provisions of this paragraph shall be considered to be the property of the
Customer, shall be made available upon request for inspection by the Officers, employees and auditors of the Customer, and shall be delivered to the Customer upon request and in any event upon the date of termination of this Agreement, as specified in Article IX of this Agreement, in the form and manner kept by the
Bank on such date of termination or such earlier date as may be requested by the
Customer.

     4. The Bank may employ agents or attorneys-in-fact at the expense of the
Customer, and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Bank acts in good faith and without negligence or willful misconduct in connection with the selection of such agents or attorneys-in-fact.

     5. The Bank shall only be liable to the Customer for any and all claims
(whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, arising out of its own negligence, bad faith, or willful misconduct; provided however that the Bank's aggregate liability during any annual term of this Agreement with respect to, arising from or in connection with this Agreement or as a result of any services provided or omitted to be provided under this Agreement whether in contract or tort or otherwise, is limited to, and shall not exceed, the following amounts:
(i) amounts paid hereunder by the Customer to the Bank as fees and charges, but not including reimbursable expenses, during the thirty-six (36) calendar months immediately preceding the event for which the recovery from the Bank is being sought which arises out of the Bank's negligence; and (b) amounts paid hereunder by the Customer to the Bank as fees and charges, but not including reimbursable expenses, during the sixty (60) calendar months immediately preceding the event for which the recovery from the Bank is being sought which arises out of the
Bank's bad faith, gross negligence or willful misconduct. For avoidance of doubt, an "annual term" for the purposes of this paragraph shall be the date of the execution of this Agreement to the first anniversary thereof and then from each anniversary of the execution of this Agreement to the next anniversary thereafter.

     6. The Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, which the Bank may sustain or incur or which may be asserted against the Bank except for any liability which the Bank has assumed pursuant to the immediately preceding section. The Bank shall be deemed not to have acted with negligence
and

                                      -7-

not to have engaged in willful misconduct by reason of or as a result of any action taken or omitted to be taken by the Bank without its own negligence or willful misconduct in reliance upon (i) any provision of this Agreement, (ii)
any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized
Officer of the Customer, (iii) any Certificate or other written or oral instructions of an Officer of the Customer reasonably believed by it to be genuine, (iv) any opinion of legal counsel for the Customer addressed to the
Bank or the Bank, or (v) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed. Nothing contained herein shall limit or in any way impair the right of the Bank to indemnification under any other provision of this Agreement.

     7. Specifically, but not by way of limitation, the Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, of any and every nature which the Bank may sustain or incur or which may be asserted against the Bank in connection with the genuineness of a Share certificate, the Bank's due authorization by the
Customer to issue Shares and the form and amount of authorized Shares.

     8. The Bank shall not incur any liability hereunder if by reason of any act of God or war or other circumstances beyond its control, it, or its employees, officers or directors shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed or by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed.

     9. At any time the Bank may apply to an Officer of the Customer for written instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an Officer of the Customer may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. The Bank may consult counsel to the Customer or its own counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

     10. When mail is used for delivery of non-negotiable Share certificates, the value of which does not exceed the limits of the Bank's Blanket Bond, the
Bank shall send such non-negotiable Share certificates by first class mail, and such deliveries will be covered while in transit by the Bank's Blanket Bond.
Non-negotiable Share certificates, the value of which exceed the limits of the
Bank's Blanket Bond, will be sent by insured registered mail. Negotiable

                                      -8-

Share certificates will be sent by insured registered mail. The Bank shall advise the Customer of any Share certificates returned as undeliverable after being mailed as herein provided for.

     11. The Bank may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving instructions in writing from an Officer and indemnity satisfactory to the Bank.
Such instructions from the Customer shall be in such form as approved by the
Board of Trustees of the Customer in accordance with applicable law or the
By-Laws of the Customer governing such matters. If the Bank receives written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Bank shall promptly notify the Customer and shall act pursuant to written instructions signed by an
Officer. If the Customer receives such written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Customer shall promptly notify the Bank and the Bank shall act pursuant to written instructions signed by an Officer. The Bank shall not be liable for any act done or omitted by it pursuant to the written instructions described herein. The Bank may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

     12. The Bank will issue and mail subscription warrants for Shares, Shares representing dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the
Bank may deem necessary.

     13. The Bank will supply shareholder lists to the Customer from time to time upon receiving a request therefor from an Officer of the Customer.

     14. Bank shall promptly send to the Customer annually the Bank's most recent SAS 70 Report, addressing the stock transfer area.

     15. The Bank agrees that it will not disclose or use any "non-public personal information" about the Customer's shareholders (a "Shareholder") other than such uses or disclosures which are necessary to permit the Bank to carry out its duties under this Agreement, or are otherwise required by the Bank in compliance with any law or regulation, an investigation or in response to judicial process, including as set forth in Section 16 below. "Non-public personal information" about a Shareholder shall mean (i) personally identifiable financial information; (ii) any list, description, or other grouping of consumers that is derived from using any personally identifiable information that is not publicly available; and (iii) any other information that the Bank is prohibited from using or disclosing pursuant to Regulation S-P under Section 504 of the Gramm Leach Bliley Act.

     16. In the event that any requests or demands are made for the inspection of the Shareholder records, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities
(e.g., in divorce and criminal actions), the Bank will endeavor to notify the
Customer and to secure instructions from an authorized officer of the Customer as to such inspection. The Bank expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

                                      -9-

     17. The Bank and the Customer agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers' lists, trade secrets, or any other secret or confidential information whatsoever identified as confidential, whether of the Bank or of the Customer, used or gained by the Bank or the Customer during performance under this
Agreement. The Customer and the Bank further covenant and agree to retain all such knowledge and information acquired during and after the term of this
Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Bank or the Customer and their successors and assigns. The above prohibition of disclosure shall not apply to the extent that the Bank must disclose such data to its sub-contractor or agents for purposes of providing services under this Agreement. The foregoing provisions of this Section shall not limit any revelation, divulging or making known by the Bank of any information which becomes public information or which the Bank possessed prior to the execution of this Agreement, developed independently, or obtained from a third party.

     18. All records maintained and preserved by the Bank pursuant to this
Agreement which the Customer is required to maintain and preserve in accordance with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder shall be and remain the property of the Customer and shall be surrendered to the Customer promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the
Customer, the Bank shall provide in hard copy or on computer disc, whichever the
Bank shall elect, any records included in any such delivery which are maintained by the Bank on a computer disc, or are similarly maintained, and the Customer shall reimburse the Bank for its expenses of providing such hard copy or micro film.

     19. At the request of an Officer, the Bank will address and mail such appropriate notices to shareholders as the Customer may direct.

     20. Notwithstanding any provisions of this Agreement to the contrary, the
Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

     (a)  The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Customer to request such issuance, sale or transfer;

     (b)  The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the
          Customer to request such purchase;

     (c)  The legality of the declaration of any dividend by the Customer, or the legality of the issue of any Shares in payment of any dividend; or

     (d)  The legality of any recapitalization or readjustment of the Shares.

     21. The Bank shall be entitled to receive and the Customer hereby agrees to pay to the Bank for its performance hereunder (i) out-of-pocket expenses incurred in connection with this

                                      -10-

Agreement and its performance hereunder, and (ii) the compensation for services as set forth in Schedule I.

     22. The Bank shall not be responsible for any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Customer, until the Bank actually receives and collects such funds.

     23. The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this
Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

                                   ARTICLE IX
                                   TERMINATION
                                   -----------

     Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 30 days after the date of receipt of such notice. In the event such notice is given by the Customer, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Customer, certified by its
Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. In the event such notice is given by the
Bank, the Customer shall, on or before the termination date, deliver to the Bank a copy of a resolution of its Board of Trustees certified by its Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Customer, the Bank may designate a successor transfer agent. If the Customer fails to designate a successor transfer agent and if the
Bank is unable to find a successor transfer agent, the Customer shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the
Bank shall thereafter be relieved of all duties and responsibilities hereunder.
Upon termination hereof, the Customer shall pay to the Bank such compensation as may be due to the Bank as of the date of such termination, and shall reimburse the Bank for any disbursements and expenses made or incurred by the Bank and payable or reimbursable hereunder.

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

     1. The indemnities contained herein shall be continuing obligations of the
Customer, its successors and assigns, notwithstanding the termination of this
Agreement.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Customer shall be sufficiently given if addressed to the Customer and mailed or delivered to it at 100 Bellevue Parkway,
Wilmington, Delaware 19809, or at such other place as the Customer may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its office at 101 Barclay Street
(11E), New York, New York 10286 or at such other place as the Bank may from time to time designate in writing.

                                      -11-

     4. This Agreement may not be amended or modified in any manner except by a written agreement duly authorized and executed by both parties. Any duly authorized Officer may amend any Certificate naming Officers authorized to execute and deliver Certificates, instructions, notices or other instruments, and the Secretary or any Assistant Secretary may amend any Certificate listing the Shares.

     5. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this
Agreement shall not be assignable by either party without the prior written consent of the other party, and provided, further, that any reorganization, merger, consolidation, or sale of assets, by the Bank shall not be deemed to constitute an assignment of this Agreement.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of
New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

     7. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts, together, shall constitute only one instrument.

     8. The provisions of this Agreement are intended to benefit only the Bank and the Customer, and no rights shall be granted to any other person by virtue of this Agreement.

                                      -12-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

Attest:                                     BLACKROCK GLOBAL ENERGY AND
                                            RESOURCES TRUST

_________________________                   By:_________________________________
                                              Name:  ___________________________
                                              Title: ___________________________

Attest:                                     THE BANK OF NEW YORK

_________________________                   By:_________________________________
                                              Name:  ___________________________
                                              Title: ___________________________

                                      -13-

                                   SCHEDULE I

                                [Supply Schedule]

[BANK OF NEW YORK LOGO OMITTED]                                          PROFILE

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                           TRANSFER AGENCY AGREEMENT

                                    between

                  BLACKROCK GLOBAL ENERGY AND RESOURCES TRUST

                                       and

                              THE BANK OF NEW YORK

                          Dated as of December 6, 2004

             ACCOUNT NUMBER (S) __________________________________

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